SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of

                         THE SECURITIES EXCHANGE ACT OF 1934

                            Date of Report: June 8, 1995

                               RALSTON PURINA COMPANY
                ----------------------------------------------------
               (Exact name of Registrant as specified in its charter)

                                        MISSOURI              1-4582
            No. 43-0470580
            ------------------------------------------------------------
                                 ------------------
                                (State or Other           (Commission
            (IRS Employer
                                    Jurisdiction of            File
            Number)                    Identification
                                    Incorporation)
            Number)

                              CHECKERBOARD SQUARE, ST. LOUIS, MISSOURI
            63164
            ------------------------------------------------------------
                                 -------------------
                                  (Address of Principal Executive
            Offices                             (Zip Code)

                 Registrant's telephone number, including area code:
                                   (314) 982-1000
                                 -------------------

            Item 5. Other Events

             As previously disclosed, the Company has entered into an agreement for the sale of its wholly owned subsidiary, Continental Baking Company, to Interstate Bakeries
             Corporation and Interstate Brands Corporation. Such sale is subject to Interstate shareholder approval and regulatory clearance and is currently being reviewed by federal anititrust authorities. If approval is obtained and any issues raised by such review are successfully resolved, the transaction is expected to close in July of 1995, however, there can be no assurance that such approval and resolution will be obtained. The following pages present Unaudited Pro Forma Consolidated Financial Information reflecting, as described therein, the sale of Continental Baking Company, the spin-off of Ralcorp Holdings, Inc., and the exchange of all outstanding shares of the Company's Ralston-Continental Baking Group
             Common Stock for shares of its Ralston-Ralston Purina Group Common Stock.

RALSTON PURINA COMPANY
         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The historical consolidated financial statements of Ralston Purina Company (Company) include the results of operations and financial position of Continental Baking Company (CBC) for all periods presented and Ralcorp Holdings, Inc. (Ralcorp) through March 31, 1994. On March 31, 1994, the Company distributed the outstanding shares of capital stock of Ralcorp to its shareholders. On May 15, 1995, the Company exchanged all outstanding shares of its Ralston-Continental Baking Group Common Stock ("CBG Stock") for shares of its Ralston-Ralston Purina Group Common Stock ("RAL Stock"), which remains its sole outstanding class of common stock.

The pro forma consolidated statement of earnings for the six months ended March 31, 1995 and for the year ended September 30, 1994 are prepared assuming that the sale of CBC, spin-off of Ralcorp and CBG Stock exchange had occurred as of October 1, 1993. The pro forma consolidated statement of earnings for the year ended September 30, 1994 reflects no gain or loss as a result of the assumed sale of CBC. The Company is unable to reasonably determine such gain or loss due to variables such as the market value of Interstate Bakeries Corporation
(IBC) common stock, the net assets of CBC and other contingencies at sale date, which cannot be presently determined. In addition, the sale of CBC is subject to IBC shareholder approval, regulatory review and the resolution of any issues raised by such review may also have an effect on the determination of such gain or loss and the pro forma results of operation and financial position of the Company. The Company currently estimates that the sale of CBC will result in an impact ranging from a gain of $5 million, after taxes, to a loss of $25 million, after taxes. The pro forma consolidated balance sheet as of March 31, 1995 is prepared assuming that the sale had occurred as of that date. Assumptions as to the value of net assets of CBC at sale date are subject to change at the actual time of sale.

Pro forma financial statements have been prepared by adjusting the historical statements for the effect of revenues, expenses, assets and liabilities and the recapitalization which might have occurred had the sale, spin-off and exchange of stock been effected as of the dates indicated. These pro forma financial statements may not necessarily reflect the consolidated results of operations or financial position that would have existed had the sale occurred on the dates indicated.


                             Ralston Purina Company
            Pro Forma Consolidated Statement of Earnings
             (Dollars in millions except per share data)
                       Six Months Ended March 31, 1995

                                        CBC
                             As      Pro Forma
                        Reported    Adjustments    Pro Forma
                      ----------    ------------   ---------

Net Sales
                        $3,743.9     ($949.3)(a)    $2,794.6

                      ----------     ------------  ---------
Costs and Expenses
 Cost of products sold   2,105.3      (489.2)(a)    $1,616.1
 Selling, general and
administrative             915.6      (438.3)(a)      $477.3
 Advertising and promotion 319.2       (27.3)(a)      $291.9
 Interest                   95.7        (5.4)(b)       $90.3
 Provision for
 restructuring              35.0                       $35.0
 Other (income)/expense,
 net                         2.1         0.8 (c)        $2.9

                       ----------    ------------  ---------
                          3472.9      (959.4)        2,513.5

                       ----------     ------------ ---------
Earnings before Income Taxes
 and Extraordinary Item
                           271.0        10.1           281.1
Income Taxes               118.5         4.3 (d)       122.8

                       ----------  -----------     ---------

PAGE 5

Earnings before
Extraordinary Item        $152.5        $5.8          $158.3
                       ==========  ============   ==========

Earnings per Share:
 RAL Stock
 Primary                    $1.52                   $1.47(e)
 Fully Diluted              $1.43                   $1.39(e)
 Average Shares Outstanding
 Used for Earnings per Share
 Computation
 Primary                   100.0                    101.9(e)
 Fully Diluted             110.5                    111.3(e)

CBG Stock
 Primary                   ($0.42)(e)
 Fully Diluted             ($0.42)(e)
Average Shares Outstanding
 Primary                    20.6 (e)
 Fully Diluted              24.5 (e)


[FN]

            (a) To eliminate results of operations for CBC.

            (b) To reflect reduction of interest expense at an average rate of 6.75% assuming debt repayment of $160 by the Company from a portion of the sale proceeds.
            (c) To eliminate other expense for CBC of $.4 and to reflect the Company's 46% share of IBC pro forma loss for the six months ended March 31, 1995 of $.4.
            (d) To reflect the applicable federal and state statutory tax rates for the above pro forma adjustments.
            (e) As of May 15, 1995, all outstanding shares of CBG Stock were exchanged for 1.8 million shares of RAL Stock. Pro forma earnings per share and average shares outstanding for RAL Stock are presented as if the exchange of stock had occurred on October 1, 1993.

PAGE 6


                     Ralston Purina Company
              Pro Forma Consolidated Statement of Earnings
                      (Dollars in millions except per share data)
                  Year Ended September 30, 1994


                                   CBC       Ralcorp        Pro Forma
                     As         Pro Forma    Pro Forma
                   Reported   Adjustments    Adjustments
                   --------     ------------   ----------    ----------

Net Sales         $7,705.3   ($1,948.6)(a)  ($521.9)(e)      $5,234.8
                   --------   ------------  ----------       ----------
Costs and Expenses
 Cost of products
 sold              4,282.5      (987.2)(a)   (265.7)(e)       3,029.6
 Selling, general
 and administrative 1,861.3     (868.7)(a)    (71.6)(e)         921.0
 Advertising and
 promotion           799.9       (77.1)(a)   (116.8)(e)         606.0
 Interest            220.4       (10.8)(b)     (7.4)(f)         202.2
 Provision for
 restructuring        99.9       (16.0)(a)                       83.9
 Other (income)
 /expense, net        19.6        (1.1)(c)     (0.2)(e)          18.3
                  ----------    ----------   ----------     ---------
                    7283.6    (1,960.9)      (461.7)          4,861.0
                 ----------     -----------  ----------     ---------
Earnings before
 Income Taxes
 and Extraordinary
 Item                421.7        12.3        (60.2)            373.8
Income Taxes         203.3         5.5(d)     (22.7)(d)         186.1
                 ---------- ------------     ----------     ---------
Earnings before
 Extraordinary Item $218.4         $6.8       ($37.5)          $187.7
                  ========== ============    ==========      ========


PAGE 7

Earnings per Share:
 RAL Stock
 Primary             $2.12                                    $1.66(g)
 Fully Diluted       $2.05                                    $1.62(g)
 Average Shares
 Outstanding Used for
 Earnings per Share
 Computation
 Primary            100.5                                     102.4(g)
                                                              112.0(g)
 Fully Diluted      110.9

 CBG Stock
 Primary            ($0.74)(g)
 Fully Diluted      ($0.74)(g)
 Average Shares
 Outstanding
 Primary             20.5 (g)
 Fully Diluted       24.9 (g)


[FN]

            (a) To eliminate results of operations for CBC.
            (b) To reflect reduction of interest expense at an average rate of 6.75% assuming debt repayment of $160 by the Company from a portion of the sale proceeds.
            (c) To eliminate CBC of $2.3 and to reflect the Company's 46% share of IBC pro forma loss for the year ended September 30, 1994 of $1.2.
           (d) To reflect the applicable federal and state statutory tax rates for the above pro forma adjustments.
            (e) To eliminate results of operations for Ralcorp.
            (f) To reflect reduction of interest expense at an average rate of 3.9%
                assuming debt repayment of $370 the Company from the
            proceeds of debt
                issued in connection with the spin-off.
            (g) As of May 15, 1995 all outstanding shares of CBG Stock were exchanged for 1.8 million shares of

PAGE 8

            RAL Stock. Pro forma earnings per share and average shares outstanding for RAL Stock are presented as if the exchange of stock had occurred on October 1, 1993.


                                         Ralston Purina Company
                                  Pro Forma Consolidated Balance Sheet
                                          (Dollars in millions)
                                             March 31, 1995


                                                 CBC
                                      As      Pro Forma
                                Reported     Adjustments     (a)Pro Forma
                              ----------    ------------      ----------
ASSETS
 Current Assets
  Cash and cash equivalents      $80.1                           $80.1
  Receivables, less allowance
   for doubtful accounts         804.9         ($100.8)          704.1
   Inventories                   748.9           (57.1)          691.8
   Other current assets          187.4           (27.7)          159.7
                              ----------    ------------      ----------
    Total Current Assets       1,821.3          (185.6)        1,635.7
                             ----------     ------------     ----------
Investments and Other Assets     856.1           249.5(b)      1,105.6
                             ----------     ------------     ----------
Property at Cost               3,628.3        (1,096.3)        2,532.0
Accumulated depreciation       1,720.8          (508.6)        1,212.2
                            ----------      ------------     ----------
 Net Property                  1,907.5          (587.7)        1,319.8
                            ----------      ------------     ----------
  Total                       $4,584.9         ($523.8)       $4,061.1
                           ==========       ============     ==========


LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
 Current maturities of
  long-term debt                 $225.6        ($0.1)            $225.5
 Notes payable                    468.1       (160.0)(c)          308.1

PAGE 9

 Accounts payable and
  accrued liabilities           1,012.3       (121.9)(d)          890.4
                             ----------    ------------      ----------
  Total Current Liabilities     1,706.0       (282.0)           1,424.0
                             ----------    ------------      ----------
Long-Term Debt                  1,535.0         (1.2)(c)        1,533.8
Deferred Income Taxes              67.0          7.8               74.8
Other Liabilities                 617.8       (173.6)             444.2
Redeemable Preferred Stock        463.4        (60.0)(e)          403.4
Unearned ESOP Compensation       (234.0)                         (234.0)
Shareholders Equity               429.7        (14.8)             414.9
                               ----------    ------------     ----------
  Total                        $4,584.9      ($523.8)          $4,061.1
                               ==========    ============     ==========


[FN]

            (a) To eliminate assets and liabilities of CBC.
            (b) To record the Company's 46% interest in IBC of $245.4 (assuming a stock price of IBC common stock of $14.50 per share) and gain on pension plan curtailment, offset by elimination of CBC assets.
            (c) To reflect repayment of $160 debt by the Company from a portion of the proceeds from sale. Upon the sale, certain employees of CBC may elect to receive either a cash or RAL Stock payout under the terms of the Ralston
            Purina Company Savings Investment Plan. For purposes of this pro forma statement, it is assumed all employees will elect a cash payout, totaling approximately $60, thereby reducing total proceeds available for debt repayment. The actual proceeds available for debt repayment may be larger.
            (d) To eliminate liabilities of CBC and record liabilities arising from the sale.
            (e) To reflect redemption of Redeemable Preferred Stock allocated to CBC participants.
PAGE 10

            SIGNATURES:

                 Pursuant to the requirements of the Securities Exchange
            Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RALSTON PURINA COMPANY








                                          By: JAMES R. ELSESSER
                                             ---------------------------
                                              James R. Elsesser
                                              Vice President and
                                              Chief Financial
                                              Officer

            Dated: June 8, 1995